Exhibit 10.2(c)

BANK OF GANZHOU

Maximum Guarantee Contract

Contract No.: 28850016081100204

Guarantor (Party A): Ou Hancheng

Legal Representative:

Domicile:

Creditor (Party B): Bank of Ganzhou Co., Ltd. Development Zone Sub-branch

Legal Representative / Person in Charge: Guo Yunqian

Domicile: No. 19, Jinling Avenue, Ganzhou Development Zone

Printed in 2014

Explanation

The contents of this Contract are composed of such two parts as the particular conditions agreed and the conditions of standard format. The particular conditions agreed shall be handwritten and the conditions of standard format are printed herein. The undersigned of this Contract shall have complete and accurate understanding of the meanings of all terms and conditions, without any objection.

Contents

I. Particular terms and conditions agreed

II. Terms and conditions of standard format

In order to ensure the realization of the creditor’s right, in accordance with the Contract Law and the Guaranty Law, and other relevant laws and regulations, Party A and Party B make and enter into this Contract upon unanimity through consultation.

I. Particular terms and conditions agreed

Article 1 Name of the guaranteed debtor of this Contract: Ganzhou Highpower Technology Co., Ltd.

Article 2 Type of principal creditor’s right guaranteed under this Contract: loan.

Article 3 Maximum amount of principal creditor’s right guaranteed under this Contract: (in words) CNY Ten Million Only; (in figures): ￥10,000,000.00. (In case of difference between the amount in figures and that in words, that in words shall prevail).

Article 4 Debt period (settlement term): from August 3, 2016 to August 2, 2017.

Article 5 Guarantee period: two years.

Article 6 The creditor’s right, (in words)                        , existing prior to the signature of this Guarantee Contract, shall be included in the scope of guaranty.

Article 17 Number of originals of this Contract:                        .

Article 9 Other provisions                        .

Party A: Ou Hancheng (Signature and Fingerprint) Legal Representative / Person in Charge:	Party B: Bank of Ganzhou Co., Ltd. Development Zone Sub-branch (Seal) Legal Representative / Person in Charge: Guo Yunqian (Seal)

II. Terms and conditions of standard format

Article 1 The Guarantor is a legal person, other economic organization or natural person who has the ability of making repayment on behalf of others.

Article 2 The Guarantor has full understanding of the debt guaranteed and is willing to conclude and sign this Contract. This Contract is a maximum guarantee contract. The Guarantor shall provide suretyship guaranty for the creditor’s right occurring during the settlement term within the maximum amount.

Article 3 Suretyship of joint and several liability is adopted as the method of guarantee under this Contract.

Article 5 The scope of guaranty under this Guarantee Contract shall include but not be limited to the claim principal, interest, compound interest, default interest, penalty, compensation and Party B’s attorney fee for realization of the creditor’s right and other relevant expenses under the Main Contract.

Article 5 If the creditor’s right guaranteed hereunder is established with security for things at the same time, no matter whether the security for things is provided by the debtor or a third person, Party B may request Party A to bear liability of guarantee at any time without limitation when Party B realizes the creditor’s right.

Article 6 The guarantee period under this Contract shall be calculated from the first date after expiration of the debt performance period. If the loan is repaid in installments or is recycled, it shall be calculated from the first date after expiration of the performance period of the last debt. If the creditor’s right is realized in advance, it shall be calculated from the date when the creditor's right is claimed in advance.

Article 7 Rights and obligations of Party A

7.1 Party A shall, according to Party B’s requirements, provide relevant materials and ensure genuine and legitimacy of the materials provided.

7.2 Party A has the obligation to send out the receipt within three days after receiving a letter of collection or a document of collection given by Party B.

7.3 Party A shall notify Party B timely of any one of the following circumstances:

7.3.1 change of its management mechanism, such as implementation of contracting, lease, joint operation, business combination, merger, division, shareholding reform, and joint investment and cooperation with foreign merchants;

7.3.2 change of business scope and registered capital, or change of equity;

7.3.3 worsening of financial conditions or involving in major economic dispute;

7.3.4 change of domicile, telephone number and legal representative.

7.4 In the event that Party B and the Borrower reach an agreement on amendment to the Main Contract, except increase of the loan amount, such amendment may not be agreed by Party A, and Party A shall continue to bear joint and several guarantee liability within the original scope of guaranty and during the original guarantee period.

7.5 If Party B transfers the main creditor to a third person within the valid period of this Contract, Party A shall continue to bear joint and several guarantee liability within the original scope of guaranty and during the original guarantee period.

7.6 If Party A provides guarantee of any form for a other third person during the valid period of this Contract, Party B’s rights and interests shall not be damaged.

7.7 In the event that Party A has any one of these events, such as division, business combination, shareholding reform or others during the valid period of this Contract, Party A shall ensure to implement all guarantee liabilities under this Contract.

7.8 Party A may not bear guarantee liability when the Borrower has paid off all debts under the Main Contract.

Article 8 Rights and obligations of Party B

8.1 Party B has the right to request Party A to provide relevant documents which can prove Party B’s legal identity.

8.2 Party B has the right to request Party A to provide the financial reports and other materials which can reflect Party A’s credit situations.

8.3 In the event that Party B’s claim is not wholly or partly compensated when the performance period of the main debt expires, Party B shall have the right to request Party A to bear guarantee liability pursuant to this Contract.

8.4 Under any one of the following circumstances, Party B shall have the right to give a written notice to Party A to bear guarantee liability in advance and Party A shall, within ten days after receiving the notice, perform guarantee liability:

8.4.1 Party B cancels this Contract by law pursuant to the Main Contract;

8.4.2 Party B takes back the loan in advance according to other situations specified in the Main Contract.

8.5 If Party B transfers to the principal creditor right to a third person within the valid period of this Contract, Party B shall notify Party A timely.

Article 9 When this Contract becomes effective, Party A and Party B shall perform their obligations completely specified in this Contract. Either party which fails to wholly or partly perform its obligations specified herein shall bear relevant liability for breach of contract and make compensation for losses caused to the other party.

Article 10 In the event that this Contract becomes invalid due to Party A’s fault, Party A shall make compensation for Party B’s all losses within the scope of guaranty.

Article 11 This Contract shall come into force as of the date of signature and seal of Party A and Party B and shall be terminated on the date when the borrower of the Main Contract has fully repaid and paid the loan principal, interest, compound interest, default interest, penalty, compensation, and the arbitration cost, legal cost and attorney fee of Party B for realization of the creditor's right, and all other expenses payable under the Main Contract.

Article 12 This Contract shall be independent of the Main Contract and may not become invalid with the invalidity of the Main Contract. In the event that the Main Contract becomes invalid, Party A shall continue to bear liability pursuant to this Contract.

Article 13 Either party may not change or cancel this Contract without authorization when this Contract is effective. Should this Contract be changed or cancelled, both parties shall reach consensus through consultation and reach a written agreement. This Contract shall remain in force prior to conclusion of a written agreement.

Article 14 Any and all disputes between Party A and Party B during the execution of this Contract shall be settled by both parties firstly through consultation. Where consultation fails, the dispute may be governed by court at the location where Party B is located.

Party A: /s/ Ou Hancheng (Signature and Fingerprint) Legal Representative / Person in Charge:	Party B: Bank of Ganzhou Co., Ltd. Development Zone Sub-branch (Seal) Legal Representative / Person in Charge: /s/ Guo Yunqian (Seal)

Date of Signature:	Place of Signature: